EXHIBIT 10.14

                          AQUILA BIOPHARMACEUTICALS, INC.
                         1996 EMPLOYEE STOCK PURCHASE PLAN


        I.   Purposes

             The purposes of this Aquila Biopharmaceuticals, Inc. 1996 Employee Stock Purchase Plan (the "Plan") are to provide an incentive for Eligible Employees to continue devoting their best efforts to the success of the Corporation, and to afford Eligible Employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Corporation through ownership of its Common Stock acquired in a convenient fashion.

        II.  Definitions

             Whenever used in this Plan, the following terms will have the indicated meanings:

        Alternative Offering Price: 85% of the Fair Market Value of Shares on the last day of the Purchase Period.

        Corporation: Aquila Biopharmaceuticals, Inc. and such of its subsidiaries existing as of the date of adoption of this Plan or thereafter acquired (corporations in respect of which Aquila Biopharmaceuticals, Inc. owns, directly or indirectly, at least 51% of the total issues and outstanding voting capital stock) as may be designated from time to time by its Board of Directors.

        Board of Directors:  the Board of Directors of the Corporation.

        Code:  the Internal Revenue Code of 1986, as amended.

        Committee: the Compensation Commission of the Board of Directors of the Corporation, or such other committee of the Board, including the Board, which may succeed to all or substantially all of the duties and regulations of the Compensation Committee.

        Compensation: the Eligible Employee's base salary in effect at the Date of Offering.

        Consummation Date: the Consummation Date under the Plan of Reorganization of Cambridge Biotech Corporation under Chapter 11 of the United States Bankruptcy Code confirmed by the United States Bankruptcy Court for the District of Massachusetts
        (Case No. 94-43054-JFQ).

        Date of Offering: that day which has been specified by the Committee for any offering made under the Plan and which occurs within the first fifteen (15) days of each January after the Consummation Date during the term of the Plan.




        Eligible Employee: any person (including any director) employed by the Corporation on a Date of Offering during the term of the Plan except:

                  (a) any employee who, immediately after the grant of an option hereunder, would own (within the meaning of Section 424(d) of the Code) Shares (including shares which such employee may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Corporation or a subsidiary of the Corporation;

                  (b) any employee whose customary employment is 20 hours or less per week; or

                  (c) any employee whose customary employment is for not more than five months in any calendar year.

        Fair Market Value. If the Shares are publicly traded (i) in the over-the-counter market and not on the Nasdaq National Market nor on any national securities exchange, the closing bid price of the Common Stock on the trading day in question, as reported by Nasdaq or an equivalent generally accepted reporting service, or (ii) in the Nasdaq National Market or on a national securities exchange, then the closing sale price of the Common Stock in the National Market System or on the principal stock exchange on which it is listed on the trading day in question, as the case may be. For purposes of clause (i) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported in the "pink sheets" published by National Quotation Bureau, Incorporated or the NASD Electronic Bulletin Board. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market or on the national securities exchange on which the Common Stock is then listed. If the Common Stock is not publicly traded, the fair value of the Common Stock as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

        Offering Price: 85% of the Fair Market Value of Shares on a Date of Offering.

        Purchase Period: the period commencing on the Date of Offering and ending twelve (12) months after the Date of Offering.

        Shares: shares of Common Stock, $.01 par value per share, of the Corporation.




        III. Scope of Plan

             Options to purchase Shares may be granted by the Corporation to Eligible Employees during the ten-year period commencing on the Consummation Date, but not more than 200,000 Shares shall be purchased pursuant to such options. All employees granted options pursuant to the Plan shall have the same rights and privileges. The Shares delivered by the Corporation pursuant to the Plan may be treasury shares, newly issued shares, or both.

        IV.  Offerings

             Subject to the terms and conditions of the Plan the Board of Directors shall make an offering on a specified date during the first 15 days of January of each year after the Consummation Date to Eligible Employees to purchase Shares under the Plan; provided, however, that the Board of Directors may, in its discretion determine to make no offering in any given year. The terms and conditions for each such offering shall specify the Date of Offering, the Offering Price, and the number of Shares that may be purchased thereunder. During the Purchase Period, payroll deductions shall be made From the Compensation of Eligible Employees accepting an option under an offering hereunder.

        V.   Number of Shares Each Eligible Employee May Purchase

             A. Subject to the provisions of the Plan, and as to any offering made hereunder, each Eligible Employee shall be offered an option to purchase that number of whole Shares which has on the Date of Offering an aggregate purchase price (determined on the basis of the Fair Market Value on the Date of Offering) equal to any whole percentage of his or her Compensation up to a maximum of 5%, i.e., 1%, 2%, 3%, 4% or 5%. However, the number of shares covered by the option may not be more than twice the number of shares calculated by dividing (i) the amount estimated to be in his or her contribution account on the last day of the Payment Period (based upon payroll deduction amounts declared on the Date of Offering) by (ii) the fair market value of the New Common Stock on the Date of Offering. In the event such an option would involve the purchase of a fractional Share, the number of Shares which may be purchased shall be increased to the next whole number.

             B. If Eligible Employees elect, in any one offering, to accept options to an extent which would result (if options were granted on that basis) in the granting of options for that offering to purchase more than the aggregate number of Shares specified by the Board of Directors for that offering, the Committee shall adjust such options on a pro rata basis so that the aggregate number of Shares subject to purchase under that offering does not exceed such specified number of Shares.

             C. No Eligible Employee may be granted an option to purchase Shares which would permit his total rights to purchase




        Shares of the Corporation's capital stock under all employee stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the date of grant of such option) for each calendar year during which any such option granted to such individual is outstanding at any time.

        VI.  Method of Participation

             A. The Committee shall give notice to Eligible Employees of each offering of options to purchase Shares pursuant to the Plan and the terms and conditions for each offering. Such notice shall specify the number of Shares which may be covered by the option to be offered to each Eligible Employee, the Offering Price, and such other information as the Committee may determine.

             B. Each Eligible Employee who desires to accept all or any part of the option to Purchase Shares under an offering shall signify his election to do so in the form and manner prescribed by the Committee. Each such Eligible Employee shall also authorize the Corporation, in the form and manner prescribed by the Committee, to make payroll deductions to cover the aggregate purchase price of those Shares in respect of which he has elected to accept an option. Such election and authorization shall continue in effect unless and until such Eligible Employee withdraws from the Plan or terminates his employment with the Corporation, as hereinafter provided.

             C. The Corporation shall thereafter provide each Eligible Employee accepting an option under each offering a notice indicating the number of Shares covered by such option, the Offering Price, and any pro rata reduction in accordance with Paragraph 5.2.

             D. Each Eligible Employee who does not wish to accept any part of an option to purchase Shares under an offering shall so signify in the form and manner prescribed by the Committee. Such election not to accept any part of such option shall be irrevocable for such offering.

        VII. Payroll Deductions

             A. The aggregate purchase price for those Shares as to which each Eligible Employee has elected to accept the option offered to him shall be deducted from his compensation during the Purchase Period specified in the offering through weekly or bi-weekly payroll deductions, as applicable, in substantially equal installments. Such payroll deductions shall commence with the first applicable payroll period beginning in the month after the applicable Date of Offering, and shall continue until the last day of the Purchase Period.

             B. In the event the payroll deductions of an Eligible Employee participating in the Plan are temporarily discontinued




        because of leave of absence, lay-off, temporary disability, or other similar reason, then the number of Shares subject to purchase under his option shall be automatically reduced to that number of whole Shares which his aggregate payroll deductions actually made within the Purchase Period is sufficient to purchase. The balance of such payroll deductions, if any, shall be refunded to the Eligible Employee in cash, without interest. Notwithstanding the foregoing, however, such Eligible Employee may, prior to the conclusion of the Purchase Period, make a payment to the Corporation in one lump sum of an amount equal to the amount which was not subject to payroll deductions by reason of the temporary discontinuance thereof and in that event, such Eligible Employee shall then be entitled to purchase the total number of Shares for which he has accepted an option.

        VIII.     Right to Withdraw

             A. An Eligible Employee who has accepted an option to purchase Shares may, at any time prior to his last regular payroll deduction thereunder, direct the Corporation to make no further deductions from his Compensation with respect to such option, or may cancel the entire option. Upon either of such actions, all payroll deductions with respect to such option shall cease. If the employee has directed that payroll deductions be discontinued, any sums theretofore deducted in respect of the offering shall be retained by the Corporation until the end of the Purchase Period, at which time there shall be issued to the employee the number of whole Shares which can be purchased with the sum deducted and any remaining balance of the sum shall be paid to him in cash, without interest. If the employee has canceled his option, the Corporation shall refund in cash, without interest, all amounts credited to the account of such employee with respect to the applicable offering.

             B. Notification of an Eligible Employee's election to terminate deductions, or to cancel an option, shall be made by the filing of an appropriate notice to such effect with the Committee.

        IX.  Termination of Employment

             A. In the event the employment of an Eligible Employee who has accepted an option to purchase Shares is terminated prior to his final payroll deduction hereunder because of death, total and permanent disability, or retirement at or after age 65 or earlier with the consent of the Corporation, he or his legal representative, as applicable, may either:

                  (1) cancel his option, in which event the Corporation shall refund in cash, without interest, all amounts credited to his account under all offerings in which he is participating under the Plan; or

                  (2) elect to receive at the conclusion of each applicable Purchase Price that number of whole Shares which his payroll deductions actually made are sufficient to purchase, plus the balance of such payroll deductions, if any, in cash, without interest.

             B. The election of an Eligible Employee or his legal representative, as applicable, pursuant to Paragraph 9.1 above, shall be made within three months after the event causing the termination of employment and within 27 months after the Date of Offering. Notification of the election shall be filed with the Committee, in the event no notification has been filed within the prescribed period, the Corporation shall act in accordance with the Paragraph 9.1(a) above.

             C. In the event the employment of an Eligible Employee who has accepted an option to purchase Shares is terminated for any reason other than those specified in Paragraph 9.1, the Corporation shall refund in cash, without interest, all amounts credited to his account under all offerings in which he is participating under the Plan.

        X.   Exercise of Option and Purchase of Shares

             A. As of the last day of the Purchase Period of each offering the Committee shall determine the Alternative Offering Price. Unless an Eligible Employee who has accepted an option under the offering has subsequently withdrawn from the offering pursuant, to Paragraph 8 hereof, his option shall be deemed to have been exercised as of the last day of the applicable Purchase Period and become on such date an irrevocable obligation to purchase Shares in accordance with the provisions of the Plan.
        The number of whole Shares so purchased by each such Eligible Employee shall be determined by dividing the amount accumulated in his account by payroll deductions during the Purchase Period by the lower of either the Offering Price or the Alternative Offering Price rounded down to a whole number of Shares. As soon as practicable thereafter, certificates for the number of whole Shares, determined as aforesaid, purchased by each Eligible Employee shall be issued to him. Any balance remaining in the account of an Eligible Employee shall be refunded to him, without interest.

             B. In the event that, with respect to any offering hereunder, the Alternative Offering Price is lower than the Offering Price to such an extent that Eligible Employees participating in the offering become entitled to purchase more Shares than were originally subscribed for by all Eligible Employees accepting options under such offering, the Committee shall apportion the aggregate Shares available for purchase under the offering among Eligible Employees participating in the offering on a pro rata basis in accordance with the number of Shares actually subscribed for by each such Eligible Employee, and any amount remaining in the accounts of Eligible Employees shall be refunded in cash, without interest.




        XI.  Rights as a Stockholder

             An Eligible Employee who has accepted an option to purchase Shares under the Plan shall not be entitled to any of the rights or privileges of a shareholder of the Corporation, including the right to receive any dividends which may be declared by the Corporation until such time as he has actually paid the purchase price for such Shares and certificates have been issued to him in accordance with Paragraph 10 hereof.

        XII. Rights Not Transferable

             An Eligible Employee's rights under the Plan are exercisable, during his lifetime, only by him and may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated. In such event, the Corporation shall refund in cash, without interest, all amounts credited to the account of such Eligible Employee in all offerings under the Plan.

        XIII.     Administration of the Plan

             A. The Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation, and application of the Plan, which may be made on a uniform or a case by case basis, as the Committee determines appropriate and all such determinations shall be conclusive and binding on all parties.

             B. If any option granted under the Plan shall lapse or terminate, the number of Shares as to which such option shall have lapsed or terminated shall become available for sale under the Plan.

        XIV. Adjustment Upon Changes in Capitalization

             In the event of any change in the Shares of the Corporation by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of Shares and the like, the aggregate number and class of Shares available under the Plan and the number and class of Shares under option but not yet issued under the Plan shall be adjusted appropriately, provided, however, that no adjustment shall be made which would result in a modification of the options granted hereunder and thereby disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.




        XV.  Registration of Certificates

             Stock certificates may be registered in the name of the Eligible Employee, or, if he so designates, in his name jointly with his spouse, with right of survivorship.

        XVI. Amendment of Plan

             The Board of Directors may at any time amend the Plan in any respect except that, without the approval of a majority of the Shares of me Corporation's capital stock then issued and outstanding and entitled to vote, no amendment shall be made which would require the approval of stockholders under the terms of the Code in order for the Plan to continue to qualify as an employee stock purchase plan under Section 423 thereof, or any successor provision.

        XVII.     Termination of the Plan

             A. The Plan and all rights of Eligible Employees in any offering hereunder shall terminate at the earliest of: (i) the conclusion of the last Purchase Period authorized herein; or
        (ii) the day that Eligible Employees participating in offerings under the Plan become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase; or (iii) such earlier date as it may be terminated at the discretion of the Board of Directors.

             B. Upon termination of the Plan, Shares shall be issued to Eligible Employees, and cash, if any, remaining in the accounts of the Eligible Employees shall be refunded to them as if the Plan were terminated at the end of a Purchase Period.

        XVIII.    Governmental Regulations and List

             All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale, or transfer of the Shares reserved for the Plan including, without limitation, (i) there being a current registration statement of the Corporation covering the offer of Shares purchasable under options on the last day of the Purchase Period applicable to such options, and if a registration statement shall not than be effective the term of such options and the Purchase Price shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, or (ii) there being an exemption from such registration.

        XIX. Miscellaneous

             A. The Plan shall not become effective unless and until it has been approved in the manner prescribed by law.




             B. The Plan shall not be deemed to constitute a contract of employment between the Corporation and any Eligible Employee, nor shall it interfere with the right of the Corporation to terminate any Eligible Employee and treat him without regard to the effect which such treatment might have upon him under the Plan.

             C. No option shall be granted hereunder, nor shall the Plan be interpreted in such a manner, which could cause the Plan or any options issued hereunder to fail to qualify under Section 423 of the Code.

             D. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware.

        XX.  Effective Date

             The effective date of the Plan shall be the Consummation
        Date.




        Approved by the Board of Directors:      October 28, 1996